UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2007

Storm Cat Energy Corporation
 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 27, 2007, Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), a wholly owned subsidiary of Storm Cat Energy Corporation (“Storm Cat”), entered into a Credit Agreement (the "Credit Agreement"), with Wells Fargo Foothill, LLC, as Agent, and the Lenders party thereto (the “Credit Facility”).  Additionally, Storm Cat entered into a Guaranty to guarantee the obligations of Storm Cat (USA) under the Credit Facility.  The Credit Facility consists of a term loan facility in an aggregate principal amount of $30,000,000 and a revolving credit facility in an aggregate principal amount of $50,000,000.  The borrowing base for the revolving credit facility was initially set at $25,000,000.  The Credit Agreement provides for a semi-annual evaluation of such amount, determined based on Storm Cat’s oil and natural gas reserves.

The Credit Facility will mature on September 27, 2011 or December 27, 2012 in the event Storm Cat's Series A Subordinated Convertible Notes due March 31, 2012 ("Series A Notes") and Series B Subordinated Convertible Notes due March 31, 2012 (together with Series A Notes, the "Convertible Notes") are entirely converted into equity, with no remaining cash payment obligations or are refinanced with a maturity date not earlier than June 27, 2013.

Storm Cat borrowed $43,000,000 at the time of execution of the Credit Agreement, consisting of $30,000,000 in term loans and $13,000,000 from the revolving credit facility.  The Credit Facility is available to provide funds for general corporate purposes, including funding of capital expenditures and working capital.

Each loan under the Credit Facility bears interest at a base rate or Eurodollar rate, as requested by Storm Cat, plus an applicable percentage based on Storm Cat's usage of the facility.  The applicable margin above the base rate and the Eurodollar rate for the term loan is 5.75% and 7.00%, respectively.  The applicable margin above the base rate and the Eurodollar rate for the revolving credit facility ranges from 0.75% to 1.25% and 2.00% and 2.50%, respectively, in each case depending on Storm Cat’s usage under the borrowing base.  Interest on funds drawn will be paid monthly, except interest on  loans based on the Eurodollar rate will be payable at the end of each interest period of 1, 2, 3 or 6 months, and, in any event, at least every 3 months.

The Credit Facility contains affirmative and negative covenants (including limitations on indebtedness, liens, investments, loans and advances, dividends, distributions and redemptions of Storm Cat's stock, sales or other dispositions of assets, nature of business, hedging agreements, mergers, use of proceeds of loans and letters of credit, environmental matters, transactions with affiliates, subsidiaries, and negative pledge agreements, in each case subject to carveouts and/or baskets mutually agreed upon by the parties) that are customary for a facility of this nature. The Credit Facility also contains customary representations and warranties (including those relating to corporate existence, financial condition, litigation, absence of defaults, authority and enforceability, approvals, use of proceeds and letters of credit, ERISA, taxes, title to property, no material misstatements, Investment Company Act status, subsidiaries, location of business and offices, environmental matters, compliance with laws, insurance, material agreements, and solvency) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events).  The Credit Facility contains five financial covenants:

(1)
Minimum quarterly EDITDA (as defined in the Credit Agreement) of $12,750,000 for the quarter ending March 31, 2008, $16,600,000 for the quarter ending June 30, 2008, $20,400,000 for the quarter ending September 30, 2008, $23,300,000 for the quarter ending  December 31, 2008, $28,300,000 for the quarter ending March 31, 2009, $32,300,000 for the quarter ending June 30, 2009, and $37,300,000 for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(2)
Minimum average daily production for any quarterly period of 16,800 for the quarter ending March 31, 2008, 23,100 for the quarter ending June 30, 2008, 28,500 for the quarter ending September 30, 2008, 30,200 for the quarter ending  December 31, 2008, 29,400 for the quarter ending March 31, 2009, 34,600 for the quarter ending June 30, 2009, and 40,600 for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(3)	Minimum Asset Coverage Ratio (based on a discounted net present value of "Proved Reserves"), calculated each quarter, of 1.60:1.00;

(4)
Minimum Interest Coverage Ratio (based on EBIDTA and interest expense excluding interest expense associated with the Convertible Notes) of 2.50:1.00 for the quarter ending March 31, 2008, 2.75:1.00 for the quarter ending June 30, 2008, 3.00:1.00 for the quarter ending September 30, 2008, 3.25:1.00 for the quarter ending  December 31, 2008 and 3.50:1.00 for the quarter ending March 31, 2009 and for each quarter ending thereafter; and

(5)
Minimum Leverage Ratio of 4.30:1.00 for the quarter ending March 31, 2008, 3.30:1.00 for the quarter ending June 30, 2008, 2.70:1.00 for the quarter ending September 30, 2008, 2.50:1.00 for the quarter ending  December 31, 2008 and for each quarter ending thereafter.

For purposes of calculating the foregoing covenants, EBITDA shall be calculated as follows for the first three fiscal quarters following the Closing Date: (a) for the quarter ending March 31, 2008, EBITDA shall be EBITDA for the three-month period ending on such date multiplied by four; (b) for the quarter ending June 30, 2008, EBITDA shall be EBITDA for the six-month period ending on such date multiplied by two; (c) for the quarter ending September 30, 2008, EBITDA shall be EBITDA for the nine-month period ending on such date multiplied by 4/3; and thereafter, EBITDA shall be calculated using EBITDA for the period of four (4) quarters ending on the last day of the quarter immediately preceeding the date of determination for which financial statements are available.

Storm Cat and the subsidiary guarantors have also executed and delivered certain other related agreements and documents pursuant to the Credit Facility, including a guaranty agreement, security and pledge agreement and mortgages.  The obligations of Storm Cat, Storm Cat (USA), and their subsidiaries under the Credit Facility are secured by a first priority security interest in favor of the Agent for the benefit of the lenders, in Storm Cat’s, Storm Cat (USA)'s and the subsidiaries’ material tangible and intangible assets, and proved reserves, among other things.

On December 28, 2007, Storm Cat announced the closing of its new Credit Facility in a news release that is filed as Exhibit 99.1 to this Current Report on Form 8−K and incorporated herein by reference.

The foregoing is qualified in its entirety by reference to the Credit Agreement, a conformed copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.		Description

4.1		Credit Agreement, dated as of December 27, 2007, by and among Storm Cat Energy (USA) Corporation, the Lenders Party Hereto and Wells Fargo Foothill, LLC, as Agent

99.1	P	News Release, dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: December 28, 2007	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

Exhibit Index

Exhibit No.		Description

4.1		Credit Agreement, dated as of December 27, 2007, by and among Storm Cat Energy (USA) Corporation, the Lenders Party Hereto and Wells Fargo Foothill, LLC, as Agent

99.1	P	News Release, dated December 28, 2007